Exhibit 10.13

(English Translation)

Sales Contract in respect of Suzhou Journey World Ticketing System

Contract No.: RJ2008-3

Party A:

Suzhou Journey World Commercial Service Co., Ltd.

Address:

#18, 200, Tai Cang Road, Lu Wan District, Shanghai

Postal Code:

200020

Bank of Deposit:

Agriculture Bank Jin Ji Hu Branch

Bank Account:

10-551301040002573

Tax File Number:

321700670976440

Fax:

63730810

Contact Person:

Shu Keung Chui

Contact Number:

Party B:

Shanghai Shangxin Industrial Development Co., Ltd.

Address:

2585 Hu Yi Highway, Malu Township, Jiading District, Shanghai

Postal Code:

201800

Bank of Deposit:

Industrial and Commercial Bank of China, Fu Xing Road (C) Branch

Bank Account:

1001208719006588562

Fax:

62783063

Contact Person:

Guofu Huang

Contact Number:

62783063

Pursuant to relevant laws and regulations of the People’s Republic of China, in the matter of Party B’s development for Party A of the “Zuwin” ticketing system (including the e-commerce website) of Suzhou Journey World Commercial Service Co., Ltd. and the hardware and software required in connection therewith, the parties hereby agree as follows:

Article 1

Subject of the Contract

Party A agrees to purchase from Party B hardware and customized software as listed in this Article (the “Products”) for the fees herein stated.

1.1

Hardware

Attachment 1 – Hardware Products List sets forth a list of the hardware and software to be purchased by Party A from Party B.

The “Zuwin” Ticketing System software system shall be developed in 3 phases with multiple language versions, including Chinese, Japanese, English, and Korean: Phase 1 – Chinese simplified and traditional language versions; Phase 2: Japanese and English language versions; and Phase 3: Korean language version. The development fee shall be calculated at the rate of RMB900 per day per person, and based on an estimated total of 21,735 man-days the total fee will be RMB19,561,500, subject to adjustment of workload in accordance with client’s demand. The final payment shall be subject to the acceptance and settlement of the project.

1.2

Product Installation and Testing

Onsite installation and testing services for the abovementioned Products shall be included.

Article 2

Price and Payment Settlement

2.1

Price

2.1.1

The purchase price of the Products and services listed in Article 1 amounts to RMB Nineteen Million Seven Hundred and Fourteen Thousands and Five Hundreds Yuan (RMB19,714,500) in total (the “Contract Amount”). The Contract Amount includes the service fee for installation, testing and after-sale technology support by the original supplier.

2.1.2

All the prices and fees hereunder shall be paid and settled in RMB.

2.2

Terms and Time of Payment

2.2.1

Party A shall pay 70% of the Contract Amount to Party B as advance payment within 10 business days upon execution of this contract, to wit, RMB Thirteen Million Eight Hundred Thousands Yuan (RMB13,800,000).

2.2.2

The acceptance shall be performed within 20 days upon the system implementation. The parties shall perform full accounting of the man-days in respect of the project (based on the acceptance report) within 10 business days upon acceptance, and Party A shall pay the balance of the payment to Party B in lump sum. Party B shall provide Party A with 1-year original warranty service free of charge.

2.3

Bank Account

2.3.1

Party A shall wire the amount of the payment to the bank account as designated by Party B pursuant to the provisions of this contract.

2.3.2

Information of Party B’s designated bank account shall be the bank account information first above written. In the event of any change to the above information, Party B shall give written notice (affixed with Party B’s corporate seal) to Party A 10 days before the payment due date as provided herein.

2.4

Invoice

Within 10 business days upon receipt of Party A’s payment, upon Party A’s request, Party B shall issue and deliver to Party A appropriate tax invoice against such payment.

Article 3

Quality Standard of the Products

3.1

The Products supplied by Party B to Party A shall be brand new, manufactured by the original supplier of the hardware and software products listed in the contract, and shall conform to the quality standard of products of the same category of the Products listed herein.

3.2

Party B covenants that the Products provided to Party A shall pass the quality test and inspection conducted by the original supplier and shall be provided with certificate of quality.

Article 4

Packaging

Party B shall ensure that all hardware products to be delivered by it shall be properly packaged to withstand long distance transportation and repeated loading and unloading, and shall be accordingly protected against elements such as moisture, rain, rust and vibration as per the products’ nature and requirements for handling, so as to ensure the safe and undamaged delivery of the products to the destination.

Article 5

Supply, Inspection and Acceptance

5.1

Subject of Delivery

5.1.1

The Products provided by Party B upon delivery of hardware and software products shall conform to Attachment 1, and the technical manuals provided by Party B shall be clear and complete.

5.1.2

Party B shall provide relevant technical materials and reports upon completion of the integration services.

5.2

Delivery Place

5.2.1

Party B shall deliver such hardware and software products at the place designated by Party A.

5.2.2

Party A shall give notice of change of delivery place to Party B before 10 days of the delivery date provided herein in case of change of delivery place, and the additional transportation cost so incurred shall be borne by Party A.

5.3

Delivery Date

5.3.1

After execution of the contract, Party B shall deliver the hardware and software system before December 15, 2008 at the place provided in the section above.

5.3.2

In the event of incident beyond Party B’s control, Party B shall submit to Party A a request for delay in delivery 10 days before the delivery date provided herein. If Party A refuses to agree on the delay in delivery, Party B shall deliver the Products at the delivery date provided herein, otherwise it shall constitute a breach of the contract.

5.4

Inspection and Acceptance

5.4.1

Inspection and Acceptance Upon Delivery

Upon delivery of Products at the delivery place appointed by Party A, the parties shall inspect and accept the Products pursuant to provisions of Attachment 1 and execute the mates receipt. The parties shall inspect on the packaging, specification, quantity, and configuration of the Products.

5.4.2

Inspection and Acceptance Upon Live Testing

Upon completion of delivery inspection and acceptance, the parties shall conduct a live testing and execute an inspection and acceptance report.

5.4.3

Inspection and Acceptance Upon Integration

Upon completion of integration services, the parties shall conduct a integration test and execute the inspection and acceptance report. The integration inspection and acceptance shall be final.

5.4.4

The parties shall execute the inspection and acceptance report upon completion of the inspection and acceptance, such report shall serve as an invoice for payment.

Article 6

Transfer of Title and License of Use Right

6.1

After passing the inspection and acceptance, the title to the Products shall be transferred to Party A upon delivery to Party A or possession by Party A’s appointed person.

6.2

Party B covenants that the Products and materials provided to Party A pursuant to this contract does not infringe intellectual property of any third party; if there is any claim or action by any third party against Party A, Party B covenants to defend and reimburse Party A for all losses and costs incurred in respect of such claim or action at Party B’s expense.

Article 7

Confidentiality

7.1

The content of this contract, information, technology secrets and trade secrets obtained from the other party pursuant to this contract shall be deemed as confidential information, and the parties shall keep such information confidential. Without the prior written consent of the other party, any party shall not disclose such information to any other person except for its employees on a need-to-know basis, nor shall any party use such information for other purposes that are not expressly listed in this contract, otherwise it shall constitute a breach of this contract and said party will be held liable for indemnification of such breach.

7.2

Confidential information provided in this Article does not include information obtained by the other party prior to the negotiation of this contract, information that are public knowledge, information become public knowledge after the date hereof without breach of this Article, or information disclosed for compliance with applicable laws or rules of court.

7.3

The parties shall cause their employees to understand such confidentiality provisions. The confidentiality clause shall survive the termination of this contract. The confidentiality obligations of the parties shall remain valid after the termination of this contract.

Article 8

Technology Training and Post-Sale Services

Party B shall provide onsite training for 20 man-days, as well as free online telephone services.

Article 9

Effectiveness and Termination of the Contract

This contract shall come into effect as of the date it is executed by the legal representative of the parties or the authorized representative thereof and affixed with the corporate seals of the parties, respectively, and terminate as of the date the obligations of the parties expire.

Article 10

Change and Assignment of the Contract

10.1

Upon this contract come into effect, without negotiation with the other party and execution of written agreement by both parties, neither party shall change the content of the contract.

10.2

The assignment of obligations of any party hereto shall be subject to consent of the other party, and assignment of rights shall be subject to written notice to the other party.

Article 11

Liability for Breach and Indemnification

11.1

Party B’s Breach and Liabilities

11.1.1

If Party B fails to deliver the Products to Party A on the delivery date provided herein, a late fee in the amount of 3‰ of the Contract Amount shall be accruing daily and payable by Party B. If Party B fails to deliver the Products 30 days later than the delivery date, Party A shall have the right to terminate the contract. Party B shall indemnify Party A for losses arising out of the delay.

11.1.2

If the Products provided by Party B fail to meet the quality standard provided in Article 3, Party A shall have the right to:

a.

terminate the contract: Party B shall return the payment it received to Party A, and pay a penalty in the amount of 0.5% of the Contract Amount to Party A, incremental to any loss so incurred by Party A.

b.

request Party B to replace those products that fail to meet the quality standard provided herein within 7 days, and pay a penalty in the amount of 0.5% of the price of said replaced products to Party A, incremental to any loss so incurred by Party A.

11.1.3

If Party B fails to provide the maintenance services, technology support, and training services pursuant to Attachment 5 hereto Training and Post-Sale Services, Party B shall continue to perform such obligations, take remedies measures, and indemnify Party A for losses as well as penalty. If Party B fails to perform its obligations within the time period provided herein, a late fee in the amount of 3‰ of the Contract Amount shall be accruing daily for so long as the payment remains outstanding and payable by Party B.

11.2

Party A’s Breach and Liabilities

11.2.1

Upon effectiveness of the contract, if Party A requests to return all or part of the Products without Party B’s breach of the contract, Party A shall give 10 day notice to Party B, and Party B shall agree to the return, provided that Party A pays penalty in the amount of 0.5% of the price of said returned products to Party A. If the amount of losses incurred by Party B exceeds the amount of said penalty, Party A shall pay the difference as well.

11.2.2

If Party A fails to make the payment hereunder on time, a late fee in the amount of 3‰ of the Contract Amount shall be accruing daily for so long as the payment remains outstanding and payable by Party A. If the payment is 30 days past due, Party B shall have the right to terminate the contract. Party A shall indemnify Party B for losses so incurred.

11.2.3

If Party B fails to make delivery on time due to Party A’s notification of delivery place by mistake or Party A’s change of delivery place without giving notice to Party B, Party B shall not be held liable.

11.3

Payment of Late Fee

The non-breaching party shall request the breaching party to pay late fee or loss compensation by giving written notice specifying the amount of late fee or loss compensation. The breaching party shall pay said late fee to the other party within 10 business days upon receipt of the notice.

Article 12

Exemption of Obligations and Waiver of Rights

12.1

Exemption of Obligations

12.1.1

When the obligations of a party hereunder cannot be performed due to event of force majeure, such as wars, riots, severe fires, floods, typhoons, earthquakes, actions of government and injunctions, and other events beyond the parties’ control that are unforeseeable and of which the occurrence cannot be prevented or avoided, the affected party shall be responsible to give notice to the other party within reasonable time and to take reasonable measures to eliminate the losses incurred by the other party.

12.1.2

The affected party shall be exempted from liabilities of breach upon giving notice, but its obligations hereunder shall not be exempted.

12.1.3

The performance period hereunder may be extended reasonably upon negotiation and agreement by both parties, the extended period of which shall be equivalent to the period affected by the event of force majeure.

12.2

Waiver of Rights

A party’s negligence or delay in requesting the performance of obligations hereunder by the other party shall not constitute a waiver of its rights hereunder.

Article 13

Applicable Laws and Dispute Resolution

13.1

This contract shall be governed by the laws of the People’s Republic of China.

13.2

Any dispute arising out of or relating to this contract shall be resolved through friendly consultation by the parties. If the parties are not able to resolve such dispute within 10 days upon delivery by one party to the other party of written notice requiring resolution of such dispute through negotiation, any party shall have the right to:          1

1.

file a lawsuit at the court where Party A locates.

2.

submit the dispute to XXX arbitration commission in                          in accordance with its rules then in effect. The arbitration award shall be final and binding upon both parties.

13.3

Clauses of this contract not related to the dispute shall continued to be performed by the parties during the period of the lawsuit or arbitration.

Article 14

Entire Contract

14.1

Attachment hereto shall constitute an integral part of this contract, with the same legal effect of the main body of the contract. If there is any discrepancy between provisions of the attachment and the main body, provisions of the main body shall prevail.

14.2

The main body of the contract and the attachment hereto shall constitute the entire contract with respect to the subject matter hereof, and shall supersede all prior oral or written communications or contracts between the parties.

Article 15

Severability

If any provision of this contract is held invalid, illegal or otherwise unenforceable by judicial authority or other relevant authorities, the parties shall modify said provision reasonably to reflect both parties’ real intent, and the remaining provisions herein shall remain valid.

Article 16

Counterparts and Miscellaneous

16.1

This contract shall be executed in four originals, two of which shall be retained by each party.

16.2

Business days referred herein shall be the normal working days other than statutory holidays and weekends.

[Remainder of Page Intentionally Left Blank]

Party A (Corporate Seal):

Suzhou Journey World Commercial Service Co., Ltd. [corporate seal]

Legal Representative or Authorized Representative (Signature): [signature]

Date:

March 18, 2008

Party B (Corporate Seal):

Shanghai Shangxin Industrial Development Co., Ltd. [corporate seal]

Legal Representative or Authorized Representative (Signature): [signature]

Date:

March 18, 2008

Attachment 1

Hardware Products List

Equipment Fee

1	Acer 17” LCD Display, 1G RAM, Jinhetian Package	¥3,000	43	¥129,000
2	Server 2G RAM	¥700	1	¥700
3	DELL Laptop	¥6,500	3	¥19,500
4	HP3050 Printer	¥2,800	1	¥2,800
5	Panasonic KX-FT936CN Fax Machine	¥1,000	1	¥1,000
			Total	¥153,000

Suzhou Journey World Commercial Service Co., Ltd.

Zuwin Ticketing System

Inspection and Acceptance Report

Completed By:

Shanghai Shangxin Industrial Development Co., Ltd.

Inspected By:

Suzhou Journey World Commercial Service Co., Ltd.

Inspection Date:

January 15, 2009

Inspection Organized By:

Shanghai Shangxin Industrial Development Co., Ltd.

Shanghai Shangxin Industrial Development Co., Ltd.

January 2009

Inspection and Acceptance Report

Project Name	Zuwin Ticketing System (including E-Commerce Website)
Contract Name	Suzhou Journey World Commercial Service Co., Ltd. Zuwin Ticketing System
Client Name	Suzhou Journey World Commercial Service Co., Ltd.	Company Name	Shanghai Shangxin Industrial Development Co., Ltd.
Project Period	9 months
Responsible Person	Shanghai Shangxin Industrial Development Co., Ltd.	Guofu Huang
Suzhou EZTripMart Business Services Co., Ltd.	Shu Cheung Chui
Summary

After joint effort made by the client and the company for months, Zuwin ticketing system of Suzhou Journey World Service Co., Ltd. has been successfully installed. Upon serious testing after installation, the operation of the software become stable, and is able to meet the requirements of business units. The system efficiently reflects the demands of business units as well as fully endorses the cooperation between the client and the company.

Date of Acceptance	January 15, 2009	Place of Acceptance	Suzhou Journey World Commercial Service Co., Ltd.
Person Participated in the Acceptance	Representative of Suzhou Journey World Commercial Service Co., Ltd.: Shu Cheung Chui
Representative of Shanghai Shangxin Industrial Development Co., Ltd.: Guo Fu Huang

Content

1.

Domestic Air Tickets

(1)

Air Ticket Booking

a.

Air Tickets Reservation

b.

PNR Issuance of Tickets

c.

Check the Sales Policy

d.

Check the Promotion Policy

e.

Group Application

f.

ETERM Reservation

(2)

Management of Purchase Order

a.

My Order

b.

Purchase Report

c.

My Refund

(3)

Platform Sales Promotion

a.

ICBC Cardmember Promotion

2.

International Air Tickets

3.

Hotel

4.

Insurance

5.

Purchaser Management

6.

Supplier Management

Calculation of Actual Work Load

Per client’s request, the first phase of development of Zuwin Ticketing System (including e-commerce website), which is the development of Chinese simplified version has been finished, and the function of which meets the anticipation of client. The development of Chinese traditional language version will be conducted in the second phase. The actual work load is 10,870 man-days, totaling to RMB9,783,000 at the rate of RMB900 per person per day. Execution of separate agreement for any additional demands will not be required. The settlement of man-days shall be subject to the inspection and acceptance.

Additional Demands of Client

1.

When “order number” is generated, if order is unverified, order status: verifying…; processing: cancel transaction (default), instant payment: unavailable; date: order date; reasons for non-cancellation; passenger information (void ticket, voluntary cancellation, involuntary cancellation, reason), passenger tax invoice information not displayed.

2.

If order is verified, order status: verified; processing: instant payment (default), cancel transaction; date: verification date; reasons for no cancellation; passenger information (void ticket, voluntary cancellation, involuntary cancellation, reason), passenger tax invoice information not displayed.

3.

If verification is unsuccessful, order status: verification unsuccessful, reasons; processing: cancel transaction; date: verification date; reasons for no cancellation; passenger information (void ticket, voluntary cancellation, involuntary cancellation, reason), passenger tax invoice information not displayed.

Suzhou Journey World Commercial Service Co., Ltd. [corporate seal] Representative: [signature] Date: January 15, 2009	Shanghai Shangxin Industrial Development Co., Ltd. [corporate seal] Representative: [signature] Date: January 15, 2009